SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 24, 2011

SYNALLOY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19687	57-0426694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	Croft Industrial Park, P.O. Box 5627, Spartanburg, SC 29304	29304
	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (864) 585-3605

INAPPLICABLE
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Craig C. Bram (age 52) was appointed Chief Executive Officer, President and a Director of the Registrant, effective January 24, 2011.  Prior to his appointment, Mr. Bram served as the CFO for TrialNet, Inc., an electronic billing company based in Richmond, VA since 1997, and President of Bizport, Ltd., a document management company in Richmond, VA, since 2002. He is the founder and President of Horizon Capital Management, Inc., an investment advisory firm, founded in 1996, in Richmond, VA. Since 1995, he has also been a Managing Director with McCammon Group, a mediation and consulting company based in Richmond, VA. Mr. Bram served as a director of the Registrant from 2004 until his resignation in September 2010. Mr. Bram has no family relationships with any director or executive officer of the Registrant.
Since the beginning of the Registrant's last fiscal year, Mr. Bram has not had any transactions required to be described under Item 404(a) of Regulation S-K.

On January 24, 2011, the Registrant entered into an Employment Agreement with Mr. Bram.  The Agreement is for a term of one year and automatically renews each year for an additional year unless either party gives notice of intent to cancel ninety days prior to an automatic extension date.  The Agreement provides for an annual base salary of $250,000. In addition, he is entitled to a cash bonus compensation for 2011 equal to a percentage (ranging between 1% and 2.75%) of net income before taxes, as adjusted, subject to achieving certain target levels and contingent on certain other conditions. In addition, as an inducement to accept this position, Mr. Bram was awarded 13,420 shares of restricted common stock under the 2005 Stock Awards Plan and options to purchase 100,000 shares of common stock under a new 2011 Stock Option Plan adopted by the Board and subject to approval by the Corporation’s shareholders, The total number of shares reserved for the granting of options pursuant to the Plan is 350,000 shares The options have an exercise price of $11.55 per share and vest over a five-year period beginning on the first anniversary of the grant.  The Agreement also provides certain fringe benefits and contains provisions for salary continuation benefits in the event of Mr. Bram’s disability or death under specified conditions during his term of employment with the Company.  The Agreement permits termination for cause, and includes a covenant not to compete for a period of one year following termination of his employment for any reason and a confidentiality provision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

SYNALLOY CORPORATION

By: /s/ Richard D. Sieradzki

Richard D. Sieradzki
Chief Financial Officer and Principal Accounting Officer

Dated: January 24, 2011